                             RESIGNATION AGREEMENT
                             ---------------------


     This Resignation Agreement ("Agreement") is entered into this 30th day of
                                  ---------
September, 1998 by Matthew E. Avril ("Executive") and Vistana, Inc. ("Vistana"),
                                      ---------
with each party intending to be bound by it. In consideration of the mutual covenants and promises set forth below, the parties agree as follows:


     1.   RESIGNATION.  Executive will resign from employment with Vistana
          -----------
effective as of the close of business on December 31, 1998 (the "Effective
                                                                 ---------
Date"). Executive and Vistana acknowledge that Executive's last day of
----
employment is the Effective Date, and that Executive hereby resigns as an officer of Vistana and as an officer of all related Vistana entities as of that date. This date shall apply to any and all documents associated with Executive's relationship with the Company where effective dates of termination of employment are required to be identified. Executive shall continue to receive his regular salary and existing employee benefits through the Effective Date and shall also be compensated for any earned, unused vacation hours due to him as of December 31, 1998. Moreover, by remaining employed through the Effective Date, Executive shall be eligible to receive a bonus under the existing Vistana bonus program of up to 60% of Executive's current base salary. The amount of such bonus will be determined by Vistana's Board Compensation Committee in its good faith discretion taking into account overall success of the Company and individual contributions by Executive. Such bonus will be payable on January 31, 1999, or as soon thereafter that such bonuses are paid to Raymond L. Gellein, Jeffrey A. Adler, and Charles E. Harris. Executive shall also retain ownership after the Effective Date of the home facsimile equipment, cellular telephone, and Palm Pilot which were provided to him by Vistana.

     2.   CONSULTING AGREEMENT.  Simultaneously with the execution of this
          --------------------
Agreement, Executive and Vistana are entering into a Consulting Services Agreement ("Consulting Agreement") which shall take effect on January 1, 1999.
            --------------------

     3.   HEALTH INSURANCE.  Beginning upon the Effective Date and continuing
          ----------------
through June 30, 2000, Vistana shall pay all premiums necessary to continue in effect, with such insurance company as shall be otherwise utilized by Vistana for similar insurance for its senior management employees, insurance covering medical and dental care of Executive to the same extent (which includes Executive's spouse and dependents) as was provided to Executive by Vistana immediately prior to Executive's resignation from Vistana, or if such insurance coverage is modified for Vistana's senior executives, the same coverage as it provided for such executives; provided, however, that if Vistana is unable to
                              --------  -------
provide Executive with the ability to participate in Vistana's group medical insurance program, Vistana shall reimburse Executive for the cost of equivalent group plan "family coverage" to the same extent now provided by Vistana.

     4.   ACKNOWLEDGMENT. Executive acknowledges that the commitment of Vistana
          --------------
to pay the salary, bonus and earned vacation time specified in Section 1, to provide the insurance coverage described in Section 3, and to pay the compensation specified in the Consulting Agreement referenced in Section 2, fully discharges and releases all responsibilities and obligations of Vistana under the Executive's Employment Agreement with Vistana dated December 27, 1996, and its revised Schedule B effective January 31, 1998 ("Employment Agreement"),
                                                        --------------------
and that this Agreement expressly terminates and supersedes the Employment Agreement which shall be null, void and of no further force and effect upon the execution of this Agreement; provided, however, that Executive's estate shall be
                             --------  -------
eligible to receive the death benefit specified in Section 8(b) of the Employment Agreement in the event Executive dies prior to the Effective Date.

     5.   OPTIONS AND ADDITIONAL REMUNERATION.
          -----------------------------------

          (a)  OPTIONS.  Executive will stop vesting in stock options as of the
               -------
close of business on December 31, 1998, and all unvested options shall be forfeited as of that date. All vested company granted options shall continue to be exercisable for three (3) months after the termination of the Consulting Services Agreement. Attached hereto for reference purposes are the following documents: Vistana Employee Non-qualified Stock Option Agreement (Exhibit A); Vistana Stock Plan (Exhibit B); Shareholder Option Agreement (Exhibit C); Registration Rights Agreement (Exhibit D); and Joinder to Registration Rights Agreement (Exhibit E).

          (b)  DEFERRED COMPENSATION.  Executive shall be entitled to receive
               ---------------------
previously earned special compensation in the amount of $500,000.00 on February 27, 1999, in accordance with the attached KEEP payment letter dated December 27, 1996 (Exhibit F).

     6.   RELEASE.  In consideration of the payments and options described
          -------
herein, the Consulting Agreement referenced in Section 2, and the other consideration provided by this Agreement, Executive voluntarily and knowingly releases and waives all rights and claims, both known and unknown, that Executive may have against Vistana, its related companies, officers, directors, agents and employees, regarding any aspect of Executive's employment with or resignation from Vistana occurring on or before the date of this Agreement or arising out of the Employment Agreement. These claims include, but are not limited to, rights and claims arising under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Florida Civil Rights Act, any other federal, state or local statutory or common law claims, and any and all claims for compensation of any kind under the Employment Agreement. This release does not encompass claims arising from the non-performance of this Resignation Agreement. In like fashion, Vistana voluntarily and knowingly releases and waives all rights and claims, both known and unknown, that Vistana may have against Executive regarding any aspect of Executive's employment with or resignation from Vistana occurring on or before the date of this Agreement or arising out of the Employment Agreement.

     7.    NO CLAIMS.  Executive represents that Executive has no suits, claims,
           ---------
charges, complaints or demands of any kind currently pending against Vistana, its related companies, officers, directors, agents or employees, with any local, state or federal court or administrative, investigative, civil rights or other agency or board, based upon events occurring before and up to the date of the execution of this Agreement. Executive also agrees that Executive will not in the future file, assist, encourage, aid or participate (unless compelled by legal process) in any suit, claim, charge, complaint, investigation or demand of any kind against Vistana, its related companies, officers, directors, agents or employees, based upon any facts or events, known or unknown, which have occurred at any time prior to the date of this Agreement. Executive understands that if this Agreement were not signed, Executive would have the right to voluntarily assist other individuals or entities in bringing such claims. Executive hereby waives that right and agrees that Executive will not provide any such assistance. Vistana represents that it has no suits, claims, charges, complaints or demands of any kind currently pending against Executive based upon events occurring before and up to the date of the execution of this Agreement.

     8.   CONFIDENTIALITY OF AGREEMENT.  Executive agrees not to disclose the
          ----------------------------
terms of this Agreement to any individual or entity other than to Executive's attorney, Executive's accountant or Executive's spouse. At the time Executive discloses the terms to them, Executive agrees to communicate to these persons that they must keep the terms of the Agreement strictly confidential. Vistana agrees not to disclose the terms of this Agreement except to the extent required in the conduct of its business. The terms of this Resignation Agreement may be disclosed in any enforcement proceeding concerning this Resignation Agreement or the Consulting Services Agreement.

     9.   COVENANT NOT TO COMPETE.
          -----------------------

          (a)  COVENANT.  From the Effective Date until December, 31, 2001, or,
               --------
alternatively, until December 31, 2000 in the event Raymond L. Gellein, Jr., or Jeffery A. Adler no longer jointly share or neither individually occupies the position of Chief Executive Officer of Vistana or any successor entity, whichever is earlier (the "Non-Compete Period"), Executive shall not:

               i) directly or indirectly for Executive or for any other person or entity engage, whether as owner, investor, creditor, consultant, partner, shareholder, director, financial backer, agent, employee or otherwise, in the business, enterprise or employment of owning, operating, marketing or selling a timeshare, vacation plan, vacation ownership or interval ownership project within the Territory (as defined below); or

               ii) directly or indirectly for Executive or for any other person or entity sell, or otherwise procure purchasers for, any timeshare, vacation plan, vacation ownership or interval ownership project within the Territory; or

               iii) have any business (as owner, investor, creditor, consultant, partner, debtor or otherwise) or be employed in any capacity by a person or entity that is engaged or that proposes to engage or is evaluating whether to engage, directly or indirectly, in (1) operating, or providing sales, marketing or development services to, a timeshare, vacation plan, vacation ownership or interval ownership project within the Territory, or (2) in an activity formed or entered into for the primary purpose of engaging in a timeshare, vacation plan, vacation ownership or interval ownership business within the Territory; or

               iv) directly or indirectly for Executive or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any national enterprise having time-share, vacation plan, vacation ownership or interval ownership activities, including, without limitation the following companies and their affiliates:
     Walt Disney Company, Hilton Hotels Corporation, Hyatt Corporation, Four Seasons Hotels and Resorts, Inc., Marriott International, Inc., Inter-Continental Hotels and Resorts, Inc., Promus Hotels, Inc., Fairfield Communities, Inc., Sunterra Corp., Silverleaf Resorts, Inc., Starwood Hotels and Resorts, Bluegreen Corp., or Trendwest Resorts, Inc., or any of their respective Affiliates; provided, however, that (subject to the non-
                                  --------  -------
     disclosure provisions of this Agreement) the foregoing is not intended to limit Executive's participation in industry meetings, conferences and other programs of an informational nature; or

               v) directly or indirectly for Executive or for any other person or entity pursue, consummate or otherwise interfere with any Existing Project (as defined below); or

               vi) directly or indirectly for Executive or for any other person or entity pursue, consummate or otherwise interfere with any Prospective Project (as defined below) or directly or indirectly, for Executive or for any other person or entity become employed in any capacity by or otherwise render services in any capacity to any other person or entity (other than Vistana and its Affiliates), described in clause (B) of the definition of Prospective Project.

Notwithstanding the foregoing, Executive may purchase stock as a stockholder in any publicly traded company, including any company engaged in the timeshare or vacation ownership business; provided, however, that Executive may not own
                             --------  -------
(individually or collectively with Executive's family members and affiliates) more than 5% of any company (other than Vistana, Inc.) engaged in the timeshare or vacation ownership business.

          (b)  ACKNOWLEDGEMENT. In light of the substantial remuneration
               ---------------
provided to Executive hereunder, and as required in the accompanying Consulting Services Agreement, Executive hereby specifically acknowledges and agrees that the provisions of this Section 9 (including, without limitation, its time and geographic limits), as well as the provisions of Sections 10 and 11, below, are reasonable and appropriate, and that Executive will not claim to the contrary in any action brought by Vistana to enforce any of such provisions. Moreover, it is expressly acknowledged and agreed as between Executive and Vistana that the noncompetition covenant contained in this Section 9 is reasonable and necessary to protect the legitimate business interests of Vistana. These legitimate business interests may include, but are not limited to:

                    (i) Trade secrets of Vistana that Executive has obtained and may obtain in the future in providing services under the Consulting Agreement;

                    (ii) Confidential business information of Vistana, as set forth in Section 10, below, that Executive has obtained and may obtain in the future in providing services under the Consulting Agreement, which otherwise does not qualify as "trade secrets" as defined in the Florida Uniform Trade Secrets Act, Chapter 688, Florida Statutes;

                    (iii) Substantial business relationships which Executive has developed with specific prospective or existing customers, clients and representatives of Vistana, and may in the future develop in providing services under the Consulting Agreement;

                    (iv) Customer or client goodwill that has been generated over time by Vistana's ongoing business by way of its trade name in specific market areas that are targeted by Vistana; and

                    (v) Specialized training concerning Vistana's products, services, business practices and strategies to which Executive has been exposed while in the employ of Vistana and to which he may be exposed in providing services under the Consulting Agreement.

     10.  CONFIDENTIAL INFORMATION AND OWNERSHIP OF PROPERTY.
          --------------------------------------------------

          (a)  CONFIDENTIAL INFORMATION.  Executive agrees to use all
               ------------------------
Confidential Information (as defined below) solely in connection with the performance of services for or on behalf of Vistana and its Affiliates. Executive shall not, during the term of this Agreement, or at any time after the termination of this Agreement, in any manner, either directly or indirectly, (i) disseminate, disclose, use or communicate any Confidential Information to any person or entity, regardless of whether such Confidential Information is considered to be confidential by third parties, or
(ii) otherwise directly or indirectly misuse any Confidential Information; provided, however, that none of the provisions of this Section 9 shall apply to
--------  -------
disclosures made for valid business purposes of Vistana and its Affiliates and provided further that Executive shall not be obligated to treat as confidential
-------- -------
any Confidential Information that (x) was publicly known at the time of disclosure to Executive; (y) becomes publicly known or available thereafter other than by means in violation of this Agreement or any other duty owned to Vistana or any of its Affiliates by any person or entity; or (z) is lawfully disclosed to Executive by a third party. Notwithstanding the foregoing, Executive shall be permitted to disclose Confidential Information to the extent required to enforce Executive's rights hereunder in any litigation arising under, or pertaining to, this Agreement and the Consulting Services Agreement; provided, however, that Executive shall give prior written notice to Vistana of
--------  -------
any such disclosure so that Vistana may have an opportunity to protect the confidentiality of such Confidential Information in such litigation.

          (b)  OWNERSHIP OF PROPERTY.  Executive agrees that all works of
               ---------------------
authorship developed, authored, written, created or contributed to during Executive's employment by Vistana (which for this purpose includes Vistana and all Affiliates of Vistana) for the benefit of Vistana (which for this purpose includes Vistana and all Affiliates of Vistana), whether solely or jointly with others, shall be considered works-made-for-hire. Executive agrees that such works shall be the sole and exclusive property of Vistana (or an appropriate Affiliate of Vistana) and that all right, title and interest therein or thereto, including all intellectual property rights existing or obtained in connection therewith, shall likewise be the sole and exclusive property of Vistana (or such other appropriate Affiliate of Vistana). Executive agrees further that, in the event that any such work is not considered to be work-made-for-hire by operation of law, Executive will immediately, and without further compensation, assign all of Executive's right, title and interest therein to Vistana (or any Affiliate of Vistana which it may designate), its successors and assigns. At the request and expense of Vistana, Executive agrees to perform in a timely manner such further acts as may be necessary or desirable to transfer, defend or perfect the ownership of such work and all rights incident thereto by Vistana or such Affiliate.

     11.  NON-SOLICITATION OF EMPLOYEES.  During Executive's employment by the
          -----------------------------
Company and during the Non-Compete Period, Executive shall not employ any employees or agents or former employees or agents of Vistana or any of its Affiliates or, directly or indirectly, solicit or otherwise encourage the employment by Executive or by others of any employees or agents or former employees or agents of Vistana or any of its Affiliates; provided, however, that
                                                         --------- -------
this restriction shall not apply to former employees or agents who, as of the date of the employment or solicitation by Executive, have not worked for Vistana or any of its Affiliates during the immediately preceding twelve months.

     12.  REMEDIES FOR BREACH.  It is understood and agreed by the parties that
          -------------------
no amount of money would adequately compensate Vistana for damages which the parties acknowledge would be suffered as a result of a violation by the Executive of the covenants contained in Sections 9, 10, and 11, above, and that, therefore, Vistana shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of Sections 9, 10, or 11, which injunctive relief shall be in addition to any other rights or remedies available to Vistana. The provisions of this Section 12 shall survive the termination of this Agreement.

     13.  CERTAIN DEFINED TERMS.  For the purposes of this Agreement, the
          ---------------------
following terms and phrases have the following meanings:

               i)    "AFFILIATES" means any person or entity who or which,
                      ----------
directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, a specified person or entity (the term "control" for these purposes meaning the ability, whether by ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to act as or select the managing or general partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an entity).

               ii)   "CONFIDENTIAL INFORMATION" means all software, trade
                      ------------------------
secrets, work products created by Executive for Vistana or any of its Affiliates, know-how, ideas, techniques, theories, discoveries, formulas, plans, charts, designs, drawings, lists of current or prospective clients, business plans and proposals, compensation information, current or prospective business opportunities, financial records, research and development, marketing strategies and programs (including present and prospective OPC locations and the terms of leases or similar arrangements), reports, report formats, forms, manuals, computer software and other proprietary information created or obtained by Executive for the benefit of Vistana or any of its Affiliates during the course of employment by the Company or during the term of the Consulting Services Agreement.

               iii)  "EXISTING PROJECT" means a timeshare, vacation plan,
                      ----------------
vacation ownership or interval ownership resort or project which Vistana or any of its Affiliates owns, operates or has commenced to develop, acquire or otherwise undertake as of the date of termination of the Consulting Agreement (the "Termination Date").
      ----------------

               iv)   "PROSPECTIVE PROJECT" means (A) a prospective timeshare,
                      -------------------
vacation plan, vacation ownership or interval ownership resort or project with respect to which Executive has been made aware or has been advised prior to the Termination Date that Vistana or any of its Affiliates is considering developing or undertaking and (B) any person or entity, including its Affiliates, with respect to which Executive has been made aware or has been advised prior to the Effective Date that Vistana or any of its Affiliates has commenced to evaluate or negotiate with in connection with any transaction involving (1) the acquisition by Vistana or any of its Affiliates of all or a portion of such person or entity or its consolidated assets or (2) the acquisition by such person or entity (or its Affiliates) of all or a portion of Vistana or its consolidated assets.

               v)   "TERRITORY" means the total geographic area located within a
                     ---------
150-mile radius of each Existing Project and each Prospective Project.

     14.  ACKNOWLEDGEMENTS; REPRESENTATIONS.
          ---------------------------------

          (a)  ACKNOWLEDGEMENTS.  Having read this Agreement, Executive agrees
               ----------------
that Executive is entering into this Agreement knowingly, voluntarily and with the intent to be bound by it. Executive acknowledges that Executive has read and fully understands the Agreement's terms, conditions, meaning and intent, including the final binding effect of the Agreement and of the waiver of rights under this Agreement. Further, having read this Agreement in its entirety, and having been advised by Vistana of Executive's right to consult with an attorney before signing, Executive agrees that Executive is entering into this Agreement knowingly and voluntarily and that no promises, representation, or inducement not expressly set forth in this Agreement were made to Executive which caused Executive to sign it. Executive further acknowledges that Executive has read and fully understands the meaning and intent of all the provisions and terms of this Agreement, including the final binding effect of the waiver of rights under this Agreement.

          (b)  REPRESENTATIONS.  Executive represents to Vistana that Executive
               ---------------
has no actual knowledge of: (i) any litigation, proceeding or governmental investigation pending or overtly threatened against Vistana or any of its Affiliates (each, a "Claim") which Claim is not known by Raymond L. Gellein,
                     -----
Jr., or Jeffrey A. Adler (collectively, Co-Chief Executive Officers ("Co-CEO's"); or (ii) any other fact, event, act, omission, conduct or occurrence directly involving the business of Vistana and its Affiliates or the operation thereof which would have a material adverse effect on such business or operations, which Claim, transaction, fact, event, act, omission, conduct or occurrence is not known by the Co-CEO's or has not been disclosed by Executive in writing to counsel for Vistana.

     15.  MISCELLANEOUS
          -------------

          (a) Carol Tittle will remain as Executive's administrative assistant until the Effective Date, so long as she remains employed with Vistana through that time. Should Carol Tittle's employment with Vistana cease prior to the Effective Date, no replacement will be provided.

          (b) On the Effective Date, or sooner if Vistana so chooses, Executive agrees to resign as a Board Member on any HOA board and any other boards of Vistana or any of its Affiliates on which he now serves, and will resign as trustee of Vistana's 401(k) plan.

          (c) Executive agrees to provide to the Co-CEO's as soon as practicable after execution of this Agreement an estimate of the number of vacation days that he intends to utilize through the Effective Date, and further agrees to provide monthly updates regarding same.

     16.  GOVERNING LAW AND VENUE.  This Agreement shall be governed by and
          -----------------------
construed in accordance with the laws of the state of Florida. In the event of any legal or equitable action arising under this Agreement, the venue of such action shall be exclusively within either the state courts of Florida located in Orange County, Florida, or the United States District Court for the Middle District of Florida, Orlando Division, and the parties waive any other jurisdiction and venue.

     17.  ATTORNEYS' FEES.  In the event any action is instituted for breach of
          ---------------
this Agreement, the prevailing party shall be entitled to a reasonable attorneys' fee and costs of action. For purposes hereof, Vistana shall be deemed to have prevailed in any suit involving a breach or alleged breach by Executive of any of the covenants contained in Sections 9, 10, or 11, above, if Vistana prevails to any degree in such suit (even if such covenant or covenants are not enforced to the fullest extent otherwise sought by Vistana).

     18.  FURTHER ASSURANCES.  Executive agrees to execute and deliver, or cause
          ------------------
to be executed and delivered, to the other parties hereto all further documents and to take all further action which may be required under applicable law, in order to effectuate the termination of the Employment Agreement and Executive's resignation as an officer of Vistana and its Affiliates.

     19.  SEVERABILITY.  If any provision of this Agreement is, or shall at any
          ------------
time be, invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

     20.  ENTIRE AGREEMENT.  This Agreement and the simultaneously executed
          ----------------
Consulting Agreement are intended by the parties as a final expression of their agreement with respect to the subject matter addressed in the respective agreements, and the provisions of this Consulting Agreement and the Separation Agreement supersede all prior agreements and understandings that may previously have existed between the parties; provided, however, that the attached Exhibits
                                  --------  -------
A through F shall continue to apply to the extent specified in this Agreement; provided further that the attached Vistana, Inc. Indemnification Agreement
-------- -------
(Exhibit G) shall continue in full force and effect pursuant to its terms.

     21.  BINDING EFFECT.  This Agreement shall be binding upon and inure to the
          --------------
benefit of the respective parties hereto, their heirs, legal representatives, successors and permitted assigns.

     22.  COUNTERPARTS.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

     23.  CAPTIONS.  The captions appearing in this Agreement are inserted only
          --------
as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.

     24.  NO WAIVER.  No failure or delay on the part of any party to this
          ---------
Agreement in exercising any right OR power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or exercise of any other right, power or remedy.

     25.  ASSIGNMENT.  No party to this Agreement shall assign its rights and/or
          ----------
obligations hereunder without the prior written consent of each of the other party.


     IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement on the dates indicated.



                                    EXECUTIVE

                                    /s/ Matthew E Avril
                                    --------------------------------


State of Florida        }
County of Orange        }


The foregoing instrument was acknowledged before me this 30th day of September, 1998 by Matthew E. Avril, who is personally known to me or who has produced ________________________, as identification.
    (Identification)


                                    /s/ Suzanne D Hedgecock
                                    -----------------------
                                    Notary Public

                                    VISTANA, INC.



                                    By: /s/ Jeffrey A. Adler
                                       -----------------------------------

                                    Name:   Jeffrey A. Adler
                                         ---------------------------------
                                    Title:  President
                                          --------------------------------
                                    Its Authorized Representative



State of Florida      }
County of Orange      }


The foregoing instrument was acknowledged before me this 30th day of September, 1998 by Jeffrey A. Adler, as President and Co-Chief Executive Officer of Vistana, Inc. He is personally known to me.



                                    /s/ Suzanne D. Hedgecock
                                    --------------------------------------
                                    Notary Public